Exhibit 5.2

AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY

SRA NO. 223597

21 TUDOR STREET • LONDON EC4Y 0DJ • DX 67 LONDON/CHANCERY

TELEPHONE: 020.7039.5959 • FACSIMILE: 020.7039.5999

Ref/CAM	DDS/JP016101/539602-600001

E-mail	dsalvest@jonesday.com

Direct	020 7039 5115

Date	9 November 2018

TransDigm UK Holdings plc

1301 East 9th Street, Suite 300

Cleveland, Ohio 44114

United States of America

Re:     Registration Statement on Form S-4 Filed by TransDigm UK Holdings plc relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as English counsel to TransDigm UK Holdings plc, a public limited company organized under the laws of England and Wales (the “Issuer”) in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed registration under the US Securities Act of 1933 (the “Securities Act”), issuance and exchange (the “Exchange Offer”) of up to $500,000,000 aggregate principal amount of new registered 6.875% Senior Subordinated Notes due 2026 (the “Exchange Notes”) of the Issuer, for an equal aggregate principal amount of unregistered 6.875% Senior Subordinated Notes due 2026 of the Issuer outstanding on the date hereof (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of May 8, 2018 (as amended, supplemented or otherwise modified, the “Indenture”), by and among the Issuer, the guarantors thereto (including TransDigm Inc. (the “Company”), the indirect parent of the Issuer and TransDigm Group Incorporated (“TD Group”), the public parent company of the Company) and The Bank of New York Mellon Trust Company, N.A., as trustee. The Outstanding Notes are, and the Exchange Notes will be, guaranteed on a joint and several basis by the guarantors named in the Registration Statement (including the Company and TD Group).

1.	SCOPE OF REVIEW AND RELIANCE

The following agreements and other related documents have been examined (items (a) through (f), inclusive, are referred to herein, collectively, as the “Transaction Documents”):

(a) an executed copy of the Indenture (including the forms of Exchange Notes set out in the Indenture);

A LIST OF PARTNERS AND THEIR PROFESSIONAL QUALIFICATIONS IS AVAILABLE AT

21 TUDOR STREET • LONDON, EC4Y 0DJ.

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID • MELBOURNE MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • RIYADH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Continued 2	JONES DAY

(b) a copy of the Memorandum and Articles of Association of the Issuer certified to us by an officer of the Issuer as being complete and correct and in full force and effect as of the date of the Indenture and as of the date hereof (the “Articles of Association”);

(c) an executed copy dated 9 November 2018 of a certificate of a director of the Company (the “Certificate”);

(d) a certified copy of the minutes (the “Minutes”) of a meeting of the board of directors of the Company held on 30 April 2018 and 9 November 2018 at which the directors, amongst other things, passed resolutions (the “Resolutions”) relating to the Transaction Documents;

(e) a certified copies of the unanimous written consents of the boards of directors of each of the Company and the TD Group dated 30 April 2018 (the “Parent Resolutions”) relating to, amongst other things, the Transaction Documents;]

(f) the Registration Statement; and

originals or copies (certified or otherwise) of such other documents as we have considered relevant to the rendering of this opinion.

2.	ASSUMPTIONS

We have assumed that, so far as the laws of every jurisdiction other than England and Wales are concerned, all restrictions, laws, guidelines, regulations or reporting requirements that apply to the Indenture and any issue of Exchange Notes thereunder have been complied with and that such laws do not qualify or affect our opinion as set out below.

We have also made the following assumptions, which we have not independently verified or established and on which we express no opinion:

(a) insofar as any obligation falls to be performed in any jurisdiction outside England, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(b) all signatures on the executed documents which, or copies (whether photocopies, certified copies, facsimile copies or electronic copies) of which, we have examined are genuine and that such copies confirm to the original documents executed;

(c) each of the parties to the Transaction Documents, other than the Issuer, is able lawfully to enter into such Transaction Document;

(d) the execution and delivery of the Transaction Documents have been or will be duly authorised by each of the parties thereto, other than the Issuer, and that such documents have been or will be duly executed and delivered by such parties, other than the Issuer;

Continued 3	JONES DAY

(e) each of the parties to the Transaction Documents who is carrying on, or purporting to carry on, any regulated activity in the United Kingdom is an authorised person permitted to carry on that relevant regulated activity or an exempt person in respect of that regulated activity under the Financial Services and Markets Act 2000 (the “FSMA”) and no such agreement was or will be entered into in consequence of a communication made in breach of section 21(1) of the FSMA;

(f) the Exchange Notes will be duly prepared and completed in accordance with the provisions and arrangements contained or described in the Indenture and will be in the form of the Exchange Notes as provided for and set out in the Indenture;

(g) the Memorandum and Articles of Association of the Issuer which we have examined are those in force and the Resolutions and the Parent Resolutions of the Issuer which we have examined were passed at meetings duly convened and held, have not been amended, rescinded, modified or revoked and are in full force and effect and the certifications referred to in 1(b) to (e) above are true and accurate;

(h) the issue of Exchange Notes will not cause any limit on borrowings to which the Issuer is subject to be exceeded;

(i) the absence of any other arrangements between any of the parties to the Transaction Documents which modify or supersede any of their terms;

(j) the Issuer is neither an authorised person nor an exempt person in relation to the regulated activity of accepting deposits under the FSMA;

(k) no request will be made to admit any Exchange Note to trading on a regulated market situated or operating in the United Kingdom;

(l) no steps have been, or will be, taken to have the Registration Statement treated as an approved prospectus under section 87H of the FSMA; and

(m) all documents presented to us as originals are true and accurate and all documents submitted to us as copies conform with the originals and that any documents in draft form which we have examined for the purposes hereof will not change when in final form in such a way as could affect our opinion herein.

3.	LIMITATIONS

Our opinion is confined solely to English law.

The Indenture and the Exchange Notes are expressed to be governed by the laws of the State of New York. We have made no investigation of such laws and do not express or imply any opinion on such laws. In addition, we have assumed that, so far as the laws of the State of New York and US securities laws are concerned, the Indenture and the Exchange Notes constitute or will, on issue in accordance with the Indenture, constitute legal, valid and binding obligations of the Issuer and that such laws do not qualify or affect our opinion as set out below.

Continued 4	JONES DAY

4.	OPINIONS

4.1 The Issuer is a public limited company duly incorporated in England and Wales under the Companies Act 2006.

4.2 The Issuer has corporate power to enter into and perform its obligations and to issue and perform its obligations under the Exchange Notes.

4.3 The issue of the Exchange Notes has been duly authorised by the Issuer and, so far as English law is concerned, when (a) the Registration Statement has become effective under the Securities Act and (b) the Exchange Notes have been duly executed by the Issuer and authenticated in accordance with the terms of the Indenture and delivered in the manner provided in the Indenture, there is no reason why the obligations assumed by the Issuer under the Exchange Notes should not constitute legal, valid, binding and enforceable obligations of the Issuer.

4.4 The statements in the Registration Statement under the caption “Certain United Kingdom Tax Considerations,” insofar as such statements purport to constitute summaries of United Kingdom tax law or legal conclusions with respect thereto, constitute our opinion as to the material United Kingdom tax consequences of the matters described therein.

5.	QUALIFICATIONS

Nothing in this opinion shall be taken as implying that an English court would exercise jurisdiction in any proceedings relating to the Indenture or the Exchange Notes or accordingly that any remedy would be available in England for the enforcement of obligations arising under the Indenture or the Exchange Notes.

This opinion is subject to the following:

(a) There could be circumstances in which an English court would not treat as conclusive those certificates and determinations which the Indenture or the Exchange Notes state are to be so treated.

(b) Any provision in the Indenture or the Exchange Notes which involves an indemnity for the costs of litigation is subject to the discretion of the court to decide whether and to what extent a party to litigation should be awarded the costs incurred by it in connection with the litigation.

(c) Any provision in any agreement or deed which amounts to an undertaking to assume the liability on account of the absence of payment of stamp duty or an indemnity to pay stamp duty may be void.

Continued 5	JONES DAY

(d) As used in this opinion, the term enforceable means that each obligation or document is of a type and form enforced by the English courts. It is not certain, however, that each obligation or document will be enforced in accordance with its terms in every circumstance, enforcement being subject to, inter alia, the nature of the remedies available in the English courts, the acceptance by such courts of jurisdiction, the power of such courts to stay proceedings, the fact that claims may be time-barred or subject to defences of set-off or counterclaim, and other principles of law and equity of general application.

(e) The opinions set out above are subject to (i) all applicable limitations arising from bankruptcy, insolvency, liquidation, administration, reorganisation, moratorium, reconstruction or similar laws and (ii) all applicable general principles of law affecting the rights of contractual parties and/or creditors generally.

(f) The Registration Statement has been prepared by the Issuer and the Company, which have accepted responsibility for the information contained therein. Except with respect to the opinion set forth in paragraph 4.4 above, we have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

(g) The effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law.

(h) There is doubt as to the enforceability in England and Wales of US judgments in respect of civil judgments predicated purely on US securities law.

(i) No account has been taken in this opinion of the future exercise of powers by the UK Government pursuant to section 5(4) of the Protection of Trading Interests Act 1980.

(j) Insofar as any obligation under the Indenture or the Exchange Notes is to be performed in any jurisdiction other than England and Wales, an English court may have to have regard to the law of that jurisdiction in relation to the manner of performance and the steps to be taken in the event of defective performance.

(k) We express no opinion as to whether specific performance, injunctive relief or any other form of equitable remedy would be available in respect of any obligation of the Issuer under or in respect of the Indenture or the Exchange Notes.

This opinion, which shall be construed in accordance with English law, is given to the Issuer in connection with the registration under the Securities Act of the Exchange Notes.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the US Securities and Exchange Commission thereunder.

Continued 6	JONES DAY

This opinion is given on the basis of English law (or, insofar as this opinion relates to tax, United Kingdom taxation law) in force and applied by English courts at the date of this opinion and on the basis that there has been no amendment to, or termination or replacement of, any of the documents examined by us and no change in any of the facts assumed by us for the purposes of giving this opinion. It is also given on the basis that we have no obligation to notify any addressee of this opinion of any change in English law or its application after the date of this opinion.

Yours faithfully,

/s/ Jones Day